 EXHIBIT 99.0

Data I/O Reports Third Quarter 2025 Results

Sales Pipeline Traction and New Programming Innovations Drive Quarterly Bookings Growth Over Prior Year Amid Temporary Realignment of Technology Spending

Redmond, WA – October 30, 2025 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of data programming and security provisioning solutions for microcontrollers, security ICs and memory devices, today announced financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 and Recent Highlights

•	Bookings grew over 7% from prior year period

•	Marketing momentum following four tradeshows in September; more events in October/November

•	Received 2025 Mexico Technology Award and 2025 Step-by-Step Excellence Award for Reimagined LumenX-M8 Manual Programming Solution

•	Engaged leading boutique middle market investment bank for M&A aligned with growth strategy

•	Appointed Charles DiBona as Chief Financial Officer

•	Cybersecurity incident successfully remediated with only minimal cost

Management Comments

Commenting on the quarter ended September 30, 2025, William Wentworth, President and CEO of Data I/O Corporation, said, “During the third quarter 2025 we made important strategic progress, including enhancements to our programming solutions, bolstering of our global brand, strengthening our corporate leadership and IT infrastructure,  implementing strategies to sustainably improve our gross margin profile, and advancements in programs to deliver long term growth.

“The team has done a great job stabilizing the business, defining our strategic priorities and investing in our future platform within my first year as CEO of the Company.  While we are pleased to have delivered a 7% increase in bookings for the quarter, organic growth has been pressured by external factors that led customers to temporarily reallocate technology spending, resulting in some delays in ordering.  Globally, OEMs are changing their views for their EV manufacturing plans, further reinforcing our efforts to diversify into other end markets given our concentration in Automotive electronics.  Continued tariffs and geopolitical conditions have impacted the timing of investments for capital equipment.

“We couldn’t be more excited by the alignment of our technology investments with leading semiconductor roadmaps to support our growth strategies. Our priority in 2025 has been to invest in refreshing, modernizing and strengthening the decade-old core platform, ensuring we are well-positioned to layer on highly incremental, customer-driven product innovation in 2026 and beyond. We are planning for a future around continuous innovation to our Lumen®X programming platform that includes new manual and automated solutions with more capabilities to support programming throughout the supply chain powered by a single Unified Programming Platform.  Our LumenX-M8 Manual Programming System received a 2025 Mexico Technology Award in the Device Programming category at the SMTA Guadalajara Expo & Tech Forum, and the 2025 Step-by-Step Excellence Award at NEPCON Asia in Shenzhen, China. This industry recognition reinforces our Unified Programming Platform strategy.

1

“On the demand side, we are poised for our customers to refresh their capital equipment investment in our PSV platform due to the age of the systems in the field.  Demand should also benefit from the need for increased programming capacity and higher performance largely driven by exponential growth in file sizes preprogrammed into UFS flash memory.  UFS is the highest growth market in silicon driven by the adoption of next-generation automotive electronics, augmented and virtual reality and AI applications at the edge.

“With our technology roadmap in place, we are well positioned to expand our served markets. We are targeting an adjacent and vertical growth approach.  As an extension to our current capital equipment and re-occuring sales, we intend to enter adjacent arenas that include programming services, embedded applications and socket manufacturing.  In part, we are seeking to enter into partnerships and make selective accretive acquisitions.  To support the acceleration of this anticipated growth, we are pleased to have appointed Charles DiBona as our Chief Financial Officer, who has extensive experience in operational strategies that scale, and engaged a leading boutique investment bank for assistance with M&A.

“As previously disclosed, we completed remediation and restoration efforts relating to a cybersecurity incident that resulted in an improvement in our corporate processes and strengthening of our IT systems for enhanced security and scalability.  The cost of these activities was moderated by the annualized reduction of an estimated $300,000 in spending through ongoing efforts to optimize performance. The third quarter 2025 was a pivotal period for Data I/O.  We emerged on much stronger footing to responsibly grow and diversify our business while leveraging continued R&D investments to capitalize on the large and expanding market for high-density flash memory applications.”

Third Quarter 2025 Financial Results

Net sales in the third quarter 2025 were $5.4 million, down from $5.9 million in the second quarter 2025 and no change as compared with the third quarter 2024.  Overall demand for capital equipment continued to be negatively impacted by a realignment of technology spending placing a priority on AI-related investments as well as a reassessment of EV capacity and manufacturing impacting the Company’s largest end market of automotive electronics. Global trade and tariff negotiations, which had been gating factors earlier in the year, remain but are now tertiary concerns.

Automotive electronics, as a primary business segment, represented 78% of third quarter 2025 bookings compared to 59% for all of 2024. For the third quarter 2025, consumable adapters and services represented 24% of total revenue, providing a stable base of re-occurring revenue, while capital equipment sales represented 76% of total revenue.  Overall third quarter 2025 bookings were $5.1 million, up over 7% from $4.7 million in the third quarter 2024. New bookings activities were driven by demand for the PSV7000 Automated Programming System.  A total of 8 PSV7000 systems complete with Lumen®X programmers were booked in the third quarter 2025. These orders were from customers throughout Asia and Mexico supporting multinational EV manufacturing suppliers turning to Data I/O for the world's premier automated programming system that emphasizes speed and accuracy and superior UFS support. As a global company, Data I/O is well positioned to support customers migrating manufacturing facilitate to lower costs regions such as China and Mexico.  Backlog on September 30, 2025 was $2.7 million, down slightly from $2.8 million on June 30, 2025.  Three systems were booked and shipped within the third quarter, with 7 systems remaining in backlog. Deferred revenue was approximately $1.4 million on September 30, 2025, up from $1.3 million on June 30, 2025.

Gross margin as a percentage of sales was 50.7% in the third quarter 2025, as compared to 49.8% in the second quarter 2025 and 53.9% in the prior year period. A higher margin product mix and configuration of automated systems driven by demand for the Company’s PSV7000 led to the improved margins on a sequential quarter comparison. Direct material costs remained steady and consistent with prior periods as supply chain planning and other actions have mitigated the impact of new tariffs, trade and inflationary pressures. The third quarter gross margin benefited from a positive product mix shift.

2

Operating expenses for the third quarter 2025 were $4.1 million, up from $3.8 million in the second quarter 2025 and $3.3 million in the prior year period. Third quarter 2025 spending tracks closely with the Company’s operating expenses earlier in the year after excluding approximately $585,000 in one-time expenses.  These expenses are related to the investigation and remediation of the cybersecurity incident first identified on August 16, 2025.  Other one-time spending included the Company’s leadership transition as well as investments in the core programming platform and information systems. Second quarter 2025 one-time expenses amounted to $480,000.*

Net loss in the third quarter 2025 was ($1,362,000) or ($0.15) per share, compared to net loss of ($742,000) or ($0.08) per share in the second quarter 2025 and ($307,000) or ($0.03) per share in the third quarter 2024. Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), which excludes equity compensation, was ($1,148,000) in the third quarter 2025, compared to ($438,000) in the second quarter 2025 and $37,000 in the third quarter 2024. Third quarter 2025 Adjusted EBITDA would have been ($563,000) excluding one-time expenses/investments of approximately $585,000 in the period, as compared to $43,000 excluding one-time expenses/investments of approximately $480,000 in the second quarter 2025.*

The Company’s balance sheet and liquidity remained solid with cash at the end of the third quarter 2025 at $9.7 million as compared to $10.3 million on December 31, 2024.  The decreased cash balance reflects one-time expenses and investments in the second and third quarters, partially offset reduced inventory levels. Data I/O had net working capital of $14.4 million on September 30, 2025, compared with $16.1 million on December 31, 2024. The Company continues to have no debt.

Conference Call Information

A conference call discussing financial results for the third quarter ended September 30, 2025 will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time. To listen to the conference call, please dial 412-317-5788.  A replay will be made available approximately one hour after the conclusion of the call. To access the replay, please dial 412-317-0088, access code 2081485. The conference call will also be simultaneously webcast over the Internet; visit the Webcasts and Presentations section of the Data I/O Corporation website at www.dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972, Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronics devices. Today, our customers use Data I/O’s data provisioning solutions to manage   device intellectual property from point of inception to deployment in the field.  OEMs of any size can program and securely provision devices from early samples all the way to high volume production prior to shipping semiconductor devices to a manufacturing line. Data I/O enables customers to reliably, securely, and cost-effectively bring innovative new products to life.  These solutions are backed by a portfolio of patents and a global network of Data I/O support and service professionals, ensuring success for our customers.  Learn more at dataio.com/Company/Patents.

Learn more at dataio.com

3

Safe Harbor/Forward Looking Statement, Disclosure Information and Non-GAAP financial Measures

Statements in this news release concerning financial results, economic outlook, expected revenue, expected margins, expected savings, expected results, expected expenses, orders, deliveries, backlog and financial positions, semiconductor chip supplies, supply chain expectations, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statement disclaimers also apply to the demand for the Company’s products and the impact from geopolitical conditions including any related international trade restrictions as well as the ongoing investigation of the August 2025 cybersecurity incident and the possibility that the Company’s containment and remediation efforts may be unsuccessful or becomes a challenging force in maintaining market share. Factors that may impact the Company’s operations and finances include uncertainties as to the ability to record revenues based upon the timing of product deliveries, shipping availability, installations and acceptance, accrual of expenses, coronavirus or other business interruptions, changes in economic conditions, part shortages, business disruptions and other risks including those described in the Company’s 10-K, 10-Q and other periodic filings with the Securities and Exchange Commission (SEC), press releases and other communications.

Data I/O may use its website (www.dataio.com) and investor relations page (www.dataio.com/Company/Investor-Relations), its X account (@DataIO_Company), and its LinkedIn page (linkedin.com/company/data-io) to disclose material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors and other interested parties should monitor these sites, in addition to following Data I/O’s press releases, Securities and Exchange Commission (SEC) filings, public conference calls and public presentations/webcasts.

Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, excluding equity compensation, and other one-time investments/expenses should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

*References in this press release are made to non-GAAP (Generally Accepted Accounting Principles) financial measures, including profitability and operating/net income excluding one-time items, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA (AEBITDA), which excludes equity compensation, and AEBITDA excluding one-time items.  These measures are provided as a supplement to GAAP results and offer additional insights into the Company's results and facilitate the comparison of results. Reconciliations are provided in the tables of this press release.

Contact:

Investor Relations Darrow Associates, Inc.
Jordan Darrow
(512) 551-9296 jdarrow@darrowir.com

-     tables follow     -

4

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net sales	$5,393	$5,423	$17,516	$16,584
Cost of goods sold	2,659	2,499	8,634	7,684
Gross margin	2,734	2,924	8,882	8,900
Operating expenses:
Research and development	1,709	1,544	4,886	4,539
Selling, general and administrative	2,418	1,705	6,609	6,112
Impairment	-	-	-	-
Total operating expenses	4,127	3,249	11,495	10,651
Operating income (loss)	(1,393)	(325)	(2,613)	(1,751)
Non-operating income (loss):
Interest income	34	71	107	224
Foreign currency transaction gain (loss)	(3)	(53)	22	9
Total non-operating income (loss)	31	18	129	233
Income (loss) before income taxes	(1,362)	(307)	(2,484)	(1,518)
Income tax (expense) benefit	-	-	(2)	(393)
Net income (loss)	$(1,362)	$(307)	$(2,486)	$(1,911)

Basic earnings (loss) per share	$(0.15)	$(0.03)	$(0.18)	$(0.21)
Diluted earnings (loss) per share	$(0.15)	$(0.03)	$(0.18)	$(0.21)
Weighted-average basic shares	9,294	9,235	9,294	9,121
Weighted-average diluted shares	9,366	9,235	9,366	9,121

5

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	September 30, 2025	December 31, 2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,664	$10,326
Trade accounts receivable, net of allowance for credit losses of $29 and $22, respectively	3,368	3,960
Inventories	5,800	6,212
Other current assets	661	659
TOTAL CURRENT ASSETS	19,493	21,157

Property, plant and equipment – net	925	1,001
Other assets	2,276	2,812
TOTAL ASSETS	$22,694	$24,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,437	$820
Accrued compensation	924	1,517
Deferred revenue	1,358	1,535
Other accrued liabilities	1,340	1,161
Income taxes payable	12	39
TOTAL CURRENT LIABILITIES	5,071	5,072

Operating lease liabilities	1,579	2,160
Long-term other payables	34	112

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 9,390,730 shares as of September 30,
2025 and 9,236,040 shares as of December 31, 2024	23,907	23,475
Accumulated earnings (deficit)	(8,224)	(5,738)
Accumulated other comprehensive income	327	(111)
TOTAL STOCKHOLDERS’ EQUITY	16,010	17,626
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,694	$24,970

6

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
(in thousands)
Net Income (loss)	$(1,362)	$(307)	$(2,486)	$(1,911)
Interest (income)	$(34)	$(71)	$(107)	$(224)
Taxes	0	0	1	394
Depreciation & amortization	133	111	370	450
including impairment charge	-	-	-	-
EBITDA earnings (loss)	$(1,263)	$(267)	$(2,222)	$(1,291)
Equity compensation	115	304	539	967
Adjusted EBITDA, excluding equity compensation	$(1,148)	$37	$(1,683)	$(324)

Adjusted EBITDA, excluding equity compensation and one-time expenses/investments
Adjusted EBITDA, excluding equity compensation	$(1,148)	$37	$(1,683)	$(324)
One-time investments - Technology platform	66	-	319	-
One-time expenditures - M&A	52	-	52	-
One-time expenditures - Cybersecurity incident	230	-	230	-
One-time expenditures - CFO/Other HR	168	-	323	-
One-time expenditures - IT infrastructure	69	-	151	-
Adjusted EBITDA, excluding equity compensation and one-time expenses/investments	$(563)	$37	$(608)	$(324)

7